Exhibit 99.3

Investor/ Media Contact:

Arthur Shannon

arthur.shannon@bauschhealth.com

(514) 856-3855

(877) 281-6642 (toll free)

BAUSCH HEALTH COMMENCES CASH TENDER OFFERS FOR UP TO $1,500,000,000 AGGREGATE

PRINCIPAL AMOUNT OF OUTSTANDING NOTES OF CERTAIN SERIES

LAVAL, Quebec, May 9, 2019 – Bausch Health Companies Inc. (NYSE/TSX: BHC) (“Bausch Health,” the “Company” or the “Offeror”) announced today that it has commenced cash tender offers (collectively, the “Tender Offers,” and each offer to purchase a series of notes individually, a “Tender Offer”) to purchase up to $1,500,000,000 aggregate principal amount (the “Aggregate Maximum Purchase Amount”) of its outstanding notes listed in the table below (collectively, the “Notes”). The terms and conditions of the Tender Offers are described in an Offer to Purchase dated May 9, 2019 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal.

The following table sets forth certain terms of the Tender Offers:

Issuer	Series of Notes	144A CUSIP/ISIN Number	Reg S CUSIP/ISIN Number	Aggregate Principal Amount Outstanding	Tender Offer Consideration(1)	Early Tender Premium(1)	Total Consideration(1)(2)
Bausch Health Companies Inc.	5.50% Senior Notes Due 2023	91911K AE2 / US91911KAE29	C94143 AE1 / USC94143AE14	$783,926,000	$985.13	$30.00	$1,015.13
Bausch Health Companies Inc.	5.875% Senior Notes Due 2023	91831A AB7 / US91831AAB70	C96729 AB1 / USC96729AB14	$2,666,074,000	$986.16	$30.00	$1,016.16

(1)

Per $1,000 principal amount of Notes validly tendered and accepted for purchase in the applicable Tender Offer (exclusive of any Accrued Interest, which will be paid by the Offeror in addition to the Tender Offer Consideration or the Total Consideration, as applicable, to, but not including, the applicable Settlement Date).

(2)	Includes the Early Tender Premium, if any.

The Tender Offers will expire at 11:59 p.m., New York City time, on June 6, 2019 (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Expiration Date”). No tenders will be valid if submitted after the Expiration Date. Tendered Notes may be withdrawn from the applicable Tender Offer at or prior to, but not after, 5:00 p.m., New York City time, on May 22, 2019 (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Withdrawal Deadline”). Holders of Notes who tender their Notes after the Withdrawal Deadline, but prior to the Expiration Date, may not withdraw their tendered Notes, except for certain limited circumstances where additional withdrawal rights are required by law.

Subject to the terms and conditions of the Tender Offers, the consideration for each $1,000 principal amount of Notes validly tendered (and not validly withdrawn) and accepted for purchase pursuant to the Tender Offers will be the tender offer consideration for the applicable series of Notes set forth in the table above (with respect to each series of Notes, the “Tender Offer Consideration”). Holders of Notes that are validly tendered (and not validly withdrawn) at or prior to 5:00 p.m., New York City time, on

May 22, 2019 (such date and time with respect to a Tender Offer, as it may be extended for such Tender Offer, the “Early Tender Date”) and accepted for purchase pursuant to the Tender Offers will receive the applicable Tender Offer Consideration plus the early tender premium, if any, for the applicable series of Notes as set forth in the table above (with respect to each series of Notes, the “Early Tender Premium” and, together with the applicable Tender Offer Consideration, the “Total Consideration”). Holders of Notes validly tendered after the Early Tender Date, but at or prior to the Expiration Date, and accepted for purchase pursuant to the Tender Offers will receive the applicable Tender Offer Consideration, but not the Early Tender Premium for the applicable series of Notes. No tenders will be valid if submitted after the Expiration Date.

In addition to the Tender Offer Consideration or the Total Consideration, as applicable, all Holders of Notes accepted for purchase pursuant to the Tender Offers will, on the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as applicable, also receive accrued and unpaid interest on those Notes from the last interest payment date with respect to those Notes to, but not including, the Early Settlement Date or the Final Settlement Date, as applicable (the “Accrued Interest”).

The Offeror reserves the right, in its sole discretion, to increase or decrease the amount of Notes purchased in any Tender Offer at any time such that the Aggregate Maximum Purchase Amount may be increased or decreased without extending the Early Tender Date or the Withdrawal Deadline or otherwise reinstating withdrawal rights for any Tender Offer, subject to compliance with applicable law, which could result in the Offeror purchasing a greater or lesser amount of Notes in the Tender Offers. If the Aggregate Maximum Purchase Amount changes, the Offeror does not expect to extend the Withdrawal Deadline, subject to applicable law.

The Offeror reserves the right, in its sole discretion, at any point following the Early Tender Date and prior to the Expiration Date, to accept for purchase any Notes validly tendered (and not validly withdrawn) at or prior to the Early Tender Date (the date of such acceptance and purchase, the “Early Settlement Date”), subject to the Aggregate Maximum Purchase Amount and proration as described in the Offer to Purchase. The Early Settlement Date will be determined at the Offeror’s option, assuming the conditions to the Tender Offers have been either satisfied or waived by the Offeror at or prior to the Early Settlement Date. If the Offeror elects to have an Early Settlement Date, it will accept Notes validly tendered at or prior to the Early Tender Date, subject to the Aggregate Maximum Purchase Amount and proration as described in the Offer to Purchase. Irrespective of whether the Offeror chooses to exercise its option to have an Early Settlement Date, it will purchase any remaining Notes that have been validly tendered at or prior to the Expiration Date and accepted for purchase, subject to all conditions to the Tender Offers having been either satisfied or waived by the Offeror, promptly following the Expiration Date (the date of such acceptance and purchase, the “Final Settlement Date”; the Final Settlement Date and the Early Settlement Date each being a “Settlement Date”), subject to the Aggregate Maximum Purchase Amount and proration as described in the Offer to Purchase. The Final Settlement Date is expected to occur on the second business day following the Expiration Date, assuming the conditions to the Tender Offers have been either satisfied or waived by the Offeror at or prior to the Expiration Date and Notes having an aggregate principal amount equal to the Aggregate Maximum Purchase Amount are not purchased on the Early Settlement Date.

Subject to the Aggregate Maximum Purchase Amount and proration as described in the Offer to Purchase, Notes validly tendered at or prior to the Early Tender Date will be accepted for purchase before any Notes validly tendered after the Early Tender Date are accepted for purchase. Therefore, if the aggregate principal amount of Notes validly tendered at or prior to the Early Tender Date equals or

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exceeds the Aggregate Maximum Purchase Amount, the Offeror will not accept for purchase any Notes tendered after the Early Tender Date, unless the Offeror increases the Aggregate Maximum Purchase Amount. Additional information about the application of the Aggregate Maximum Purchase Amount and proration is set forth in the Offer to Purchase.

The Tender Offers are not conditioned upon a minimum amount of Notes of any series, or a minimum amount of Notes of all series, being tendered. However, the Tender Offers are subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase, including completion of a private offering of at least $1,500 million aggregate principal amount of senior notes to finance the payment of the Tender Offer Consideration and the Total Consideration.

If, following the consummation of the Tender Offers, the aggregate principal amount of Notes validly tendered by the Expiration Date and accepted for purchase is less than the Aggregate Maximum Purchase Amount, the Offeror intends to retire or repay existing debt in a principal amount equal to the excess of the Aggregate Maximum Purchase Amount over the aggregate principal amount of Notes validly tendered and accepted for purchase in the Tender Offers.

Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC are acting as the dealer managers in the Tender Offers. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent for the Tender Offers. Persons with questions regarding the Tender Offers should contact Goldman Sachs & Co. LLC at (collect) (212) 357-0215 or (toll free) (800) 828-3182; or Morgan Stanley & Co. LLC at (collect) (800) 624-1808 or (toll free) (800) 624-1057. Requests for copies of the Offer to Purchase, the related Letter of Transmittal and other related materials should be directed to Global Bondholder Services Corporation at (toll-free) (866) 470-4200 or (collect) (212) 430-3774.

None of the Offeror, its board of directors or officers, the dealer managers, the depositary, the information agent or the trustee with respect to the Notes, or any of their respective affiliates, makes any recommendation that holders tender or refrain from tendering all or any portion of the principal amount of their Notes, and no one has been authorized by any of them to make such a recommendation. Holders must make their own decision as to whether to tender their Notes and, if so, the principal amount of Notes to tender. The Tender Offers are made only by the Offer to Purchase and related Letter of Transmittal. This news release is neither an offer to purchase nor a solicitation of an offer to sell any notes in the Tender Offers. The Tender Offers are not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the Tender Offers are required to be made by a licensed broker or dealer, the Tender Offers will be deemed to be made on behalf of the Offeror by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

Any securities issued pursuant to the financing transactions described above will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from registration under the Securities Act and applicable state securities laws. Such securities have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

This news release is being issued pursuant to Rule 135c under the Securities Act and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities that may be issued pursuant to the financing transactions described above. Further, nothing contained herein shall constitute a notice of redemption of the Notes.

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About Bausch Health

Bausch Health Companies Inc. (NYSE/TSX: BHC) is a global company whose mission is to improve people’s lives with our health care products. We develop, manufacture and market a range of pharmaceutical, medical device and over-the-counter products, primarily in the therapeutic areas of eye health, gastroenterology and dermatology. We are delivering on our commitments as we build an innovative company dedicated to advancing global health.

Caution Regarding Forward-Looking Information and “Safe Harbor” Statement

This news release may contain forward-looking statements, including, but not limited to, the Tender Offers, the details thereof and other expected effects of the Tender Offers and the proposed concurrent private offering of senior notes and the use of proceeds therefrom. Forward-looking statements may generally be identified by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” or “continue” and variations or similar expressions. These statements are based upon the current expectations and beliefs of management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, the aggregate amount of notes tendered (which could lead to retirement or repayment of other existing debt), the successful pricing and closing of the senior notes and risks and uncertainties discussed in the Company’s most recent annual and quarterly reports and detailed from time to time in Bausch Health’s other filings with the Securities and Exchange Commission and the Canadian Securities Administrators, which factors are incorporated herein by reference. Readers are cautioned not to place undue reliance on any of these forward-looking statements. These forward-looking statements speak only as of the date hereof. Bausch Health undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect actual outcomes, unless required by law.

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